Exhibit 99.1

Solar Capital Announces March 31, 2011 Financial Results, 3% NAV Increase; Declares Quarterly Dividend of $0.60 per Share

NEW YORK--(BUSINESS WIRE)--May 2, 2011--Solar Capital Ltd (NASDAQ: SLRC), today reported earnings of $1.35 per share for the three months ended March 31, 2011, with a net asset value (NAV) per share of $23.48 and net investment income (NII) per share of $0.53. Solar Capital also announced that its Board of Directors has declared a second quarter dividend of $0.60 per share, payable on July 5, 2011 to stockholders of record on June 17, 2011. The Company expects the dividend to be paid from taxable earnings with specific tax characteristics reported to stockholders after the end of the calendar year.

Selected Highlights

($ in millions, except per share amounts)

	March 31, 2011	December 31, 2010
	(unaudited)
Investment Portfolio	$988.6	$976.2
Total Assets	$1,356.1	$1,291.8
Net Assets	$854.2	$827.0

NAV per share	$23.48	$22.73

Investment Portfolio Composition:
Senior Secured Loans	$272.6	$247.1
Subordinated Debt	$627.7	$649.8
Equity Investments	$88.3	$79.3

Weighted Average Portfolio Statistics:
Yield on Fair Value	13.9%	14.3%
Yield on Cost	13.4%	13.8%

Earnings Highlights

	Three months ended
	March 31, 2011	March 31, 2010
	(unaudited)	(unaudited)
Investment income	$32.3	$35.3

Net investment income	$19.1	$21.1
Net realized and unrealized gain	29.9	40.9
Net income	$49.0	$62.0

“We are pleased with our continued progress towards our stated goals of increasing NII and NAV, while maintaining strong credit performance,” said Michael Gross, Chairman and CEO of Solar Capital Ltd. “Our 100% performing portfolio and strong investment pipeline, combined with our substantial available investment capital, position Solar Capital for growth in both net asset value and net investment income over the coming quarters.”

Portfolio Investments

The total value of our investments was approximately $988.6 million at March 31, 2011 and $976.2 million at December 31, 2010. During the quarter ended March 31, 2011, we originated approximately $81.1 million in face value of investments in two new and four existing portfolio companies. We also received approximately $80.0 million from principal repayments. In addition, we proactively sold approximately $29.4 million of investments in lower yielding debt and equity securities, all at prices in excess of our December 31, 2010 marks. At March 31, 2011, we had investments in securities of 35 portfolio companies with approximately 27.6% senior secured, 63.5% subordinated debt and 8.9% equity. As of March 31, 2011, there were no non-accrual assets.

The weighted average yield on income producing investments in our portfolio was approximately 13.9% and 14.3%, on March 31, 2011 and December 31, 2010, respectively.

Results of Operations

Investment income was $32.3 million for the three months ended March 31, 2011 compared to $31.6 million and $35.3 million for the three months ended December 31, 2010 and March 31, 2010, respectively. The first quarter 2011 investment income was higher than last quarter primarily due to higher interest income on higher income producing invested balances. Investment income for the three months ended March 31, 2010 contained large prepayment and other fee income related to the early repayment of assets during that period. Net investment income of $19.1 million, or $0.53 per share, for the three months ended March 31, 2011 represents a more than 9% increase over NII for the fourth quarter of 2010. Expenses for the first quarter of 2011 were lower than during the first and fourth quarter of 2010, primarily due to lower interest expenses resulting from the repayment of higher fixed rate debt in December 2010. Net realized and unrealized gains of $29.9 million for the three months ended March 31, 2011 were primarily due to an increase in the fair value of our portfolio during the quarter due to continued credit improvement and anticipated repayments.

Conference Call and Webcast

The company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Tuesday, May 3, 2011. All interested parties may participate in the conference call by dialing (866) 383-7989 approximately 5-10 minutes prior to the call; international callers should dial (617) 597-5328. Participants should reference Solar Capital Ltd. and the participant passcode of 43009897 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through Solar Capital’s website, http://www.solarcapltd.com/. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Solar Capital website.

Financial Statements and Tables

SOLAR CAPITAL LTD. CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (in thousands, except per share amounts)

	March 31,	December 31,
	2011	2010
	(unaudited)
Assets
Investments at value:
Companies more than 25% owned (cost: $20,185 and $20,511, respectively)	$21,807	$20,508
Companies 5% to 25% owned (cost: $38,139 and $34,806, respectively)	32,308	29,235
Companies less than 5% owned (cost: $985,389 and $1,008,244 respectively)	934,490	926,478
Total investments (cost: $1,043,713 and $1,063,561, respectively)	988,605	976,221

Cash and cash equivalents	339,178	288,732
Interest and dividends receivable	10,135	5,592
Receivable for investments sold	6,093	10,560
Deferred credit facility costs	5,339	5,904
Fee revenue receivable	3,913	3,935
Derivative assets	2,305	604
Deferred offering costs	193	-
Prepaid expenses and other receivables	297	243
Total Assets	1,356,058	1,291,791

Liabilities
Credit facilities payable	400,000	400,000
Term Loan	35,000	35,000
Payable for investments purchased	30,719	14,625
Dividend payable	21,830	—
Due to Solar Capital Partners LLC:
Investment advisory and management fee payable	4,987	4,892
Performance-based incentive fee payable	4,788	4,347
Derivative liabilities	1,549	1,539
Deferred fee revenue	925	1,242
Due to Solar Capital Management LLC	382	773
Interest payable	896	597
Income taxes payable	69	329
Other accrued expenses and payables	731	1,453
Total Liabilities	501,876	464,797

Net Assets
Common stock, par value $0.01 per share 36,383,158 shares issued and outstanding 200,000,000 authorized	364	364
Paid-in capital in excess of par	926,991	926,991
Distributions in excess of net investment income	(4,225)	(1,545)
Accumulated net realized losses	(12,174)	(10,541)
Net unrealized depreciation	(56,774)	(88,275)
Total Net Assets	$854,182	$826,994

Number of shares outstanding	36,383,158	36,383,158
Net Asset Value Per Share	$23.48	$22.73

SOLAR CAPITAL LTD. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts)

	Three months ended March 31, 2011	Three months ended March 31, 2010
	(unaudited)	(unaudited)
INVESTMENT INCOME:
Interest and dividends:
Companies more than 25% owned	$695	$—
Companies 5% to 25% owned	—	7,619
Other interest and dividend income	31,599	27,691
Total interest and dividends	32,294	35,310
Total investment income	32,294	35,310

EXPENSES:
Investment advisory and management fees	4,987	4,366
Performance-based incentive fee	4,788	5,279
Interest and other credit facility expenses	2,037	2,951
Administrative service fee	438	453
Other general and administrative expenses	894	1,150
Total operating expenses	13,144	14,199
Net investment income	19,150	21,111

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, DERIVATIVES AND FOREIGN CURRENCIES:
Net realized gain (loss):
Investments:
Companies 5% to 25% owned	—	16,397
Companies less than 5% owned	2,802	(43,728)
Net realized gain(loss) on investments	2,802	(27,331)
Derivatives	(4,363)	1,552
Foreign currency exchange	(72)	3,536
Net realized loss	(1,633)	(22,243)

Net change in unrealized gain (loss):
Investments:
Companies more than 25% owned	1,625	—
Companies 5% to 25% owned	(260)	(16,677)
Companies less than 5% owned	30,867	81,188
Net change in unrealized gain on investments	32,232	64,511
Derivatives	(259)	(771)
Foreign currency exchange	(472)	(604)
Net change in unrealized gain	31,501	63,136

Net realized and unrealized gain (loss) on investments, derivatives and foreign currencies	29,868	40,893

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$49,018	$62,004

Earnings per share	$1.35	$1.90

(1) For periods prior to February 9, 2010, the share count used in all share-based computations has been decreased retroactively by a factor of approximately 0.4022, representing the rate at which shares of Solar Capital Ltd. common stock were exchanged for units of Solar Capital LLC prior to the initial public offering.

ABOUT SOLAR CAPITAL LTD.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans, mezzanine loans, and equity securities.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

CONTACT:
Solar Capital Ltd
Nick Radesca, 212-993-1660